UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1647271
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

851 Broken Sound Pkwy. NW #215 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 Warrants to Purchase Common Stock Units, each consisting of one share of common stock and a warrant to purchase one share of common stock	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-209451

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share (“Common Stock”), warrants to acquire Common Stock and units consisting of one share of Common Stock and one warrant to acquire one share of Common Stock, of Sensus Healthcare, Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-209451) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on February 10, 2016, as amended (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference herein, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 2016

SENSUS HEALTHCARE, INC.

By:	/s/ Joseph C. Sardano
Name:	Joseph C. Sardano
Title:	Chief Executive Officer